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                                                                    Exhibit 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the use of our report dated June 25, 1999 on the Combined Financial Statements of the Robotics Division of Spar Aerospace Limited and Spar Operations & Engineering Corporation for the years ended December 31, 1997 and 1998 included in the Current Report on Form 8-K/A of Orbital Sciences Corporation filed with the Securities and Exchange Commission.

Dated:  July 21, 1999

Toronto, Canada                                 ERNST & YOUNG, LLP